EXHIBIT 10.33





                        AMENDMENT TO EMPLOYMENT AGREEMENT


                  THIS AMENDMENT TO EMPLOYMENT AGREEMENT (this "Amendment") is made as of this 1st day of October, 1998, by and between Exogen, Inc., a Delaware corporation (the "Company") and Patrick A. McBrayer (the "Executive").

                              W I T N E S S E T H:

                  WHEREAS, the Company and the Executive entered into that certain Employment Agreement dated as of March 1, 1997 (the "Agreement").

                  WHEREAS, the Company and the Executive desire to amend the Agreement, as provided herein.

                  NOW, THEREFORE, in consideration of the employment of the Executive by the Company, the Company and the Executive, each intending to be legally bound hereby, covenant and agree as follows:

                  The Agreement, effective on the date hereof, is hereby amended as follows:

                  Section 1.        Amendments to Agreement.

                  a. Section 4(a) of the Agreement is hereby deleted and replaced in its entirety with the following:

                           "1. Base Compensation. During the term of the Agreement, the Company shall pay to Executive base monthly compensation of Nineteen Thousand Five Hundred Eighty-Three and 33/100 dollars ($19,583.33), less all required withholdings. Base compensation shall be subject to review by the Compensation Committee of the Board of Directors during the second and third years of the term of the Agreement; provided that base compensation shall never be reduced below the base compensation applicable to the first year."

                  Section 2.        Reference to and Effect on the Agreement.

                  a. Upon the effectiveness of Section 1 hereof, on and after the date hereof, each reference in the Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, shall mean and be a reference to the Agreement, as amended hereby.

                  b. Except as specifically amended above, the Agreement shall remain in full force and effect and is hereby ratified and confirmed.

                  c. The Agreement, as modified by this Amendment, constitutes the entire understanding among the parties with respect to the subject matter thereof, and supersedes any prior understanding and/or written or oral agreements between them.

                  Section 3.        Governing Law.

                  This Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of New Jersey.

                  Section 4.        Headings.

                  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

                  IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.


                          EXOGEN, INC.


                          By:          /s/ John P. Ryaby
                                       -----------------
                          Name:        John P. Ryaby
                          Title:       Chairman of the Board
                          Address:     10 Constitution Avenue
                                       P.O. Box 6860
                                       Piscataway, NJ 08855


                           EXECUTIVE:


                           By:          /s/ Patrick A. McBrayer
                                        -----------------------
                           Name:        Patrick A. McBrayer
                           Title:       President and Chief Executive Officer
                           Address:     1522 Stapler Drive
                                        Yardley, PA 19067